UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2006

GOODMAN GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-32850	20-1932219
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2550 North Loop West Suite 400 Houston, Texas	77092
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 861-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 30, 2006, the Board of Directors (the “Board”) of Goodman Global, Inc. (the “Company”) appointed John J. Hannan and James H. Schultz as Directors to serve on the Board. Mr. Hannan was also appointed to the Corporate Governance and Nominating Committee of the Board and Mr. Schultz was appointed to the Audit Committee of the Board. Mr. Hannan will serve as a Class II director and will stand for election at our annual meeting of stockholders scheduled to be held in 2008. Mr. Schultz will serve as a Class I director and will stand for election at our annual meeting of stockholders scheduled to be held in 2007. After the appointment of Messrs. Hannan and Schultz, the Board will have nine directors.

Mr. Hannan is a co-founder of and has been a senior partner at Apollo Management, L.P. (“Apollo”) since 1990. Mr. Hannan also is a director of Apollo Investment Corporation, a public investment fund, and of Vail Resorts, Inc. In addition, he serves on the board of directors of several non-profit and community organizations. Mr. Hannan received a Bachelor of Business Administration degree, summa cum laude, from Adelphia University and a Master of Business Administration degree from the Harvard Business School.

Mr. Schultz retired in 2001 as president of American Standard Companies’ Trane Commercial Air Conditioning Group, a position he had held since 1998. During his 31 years with American Standard, Mr. Schultz held a variety of leadership roles, including sales, operations and executive management. He has been a member of the board of directors for and is a past chairman of the Air Conditioning and Refrigeration Institute. Mr. Schultz is also a member of the boards of Comfort Systems USA, Inc. and Twin City Fan, and he currently serves on The Engineering College Industry Advisory Board. He is a graduate of Iowa State University with a Bachelor of Science degree in Industrial Engineering.

As previously disclosed by the Company, Apollo Management V, L.P., an affiliate of Apollo, entered into a management agreement with the Company’s wholly-owned subsidiary, Goodman Global Holdings, Inc., relating to the provision of certain financial and strategic advisory services and consulting services to the Company and its subsidiaries. In fiscal 2005, the Company paid an annual monitoring fee of $2.0 million to Apollo under the management agreement. Upon completion of the Company’s initial public offering in April 2006, the management agreement was terminated and the Company paid Apollo a $16.0 million fee resulting from the termination of the management agreement.

There are no arrangements or understandings between Mr. Schultz and any other persons pursuant to which Mr. Schultz was selected as a director. There have been no transactions since the beginning of the Company’s last fiscal year, or any proposed transactions, to which the Company or any of its subsidiaries was or is to be a party, in which Mr. Schultz, or any member of his immediate family, has or will have a direct or indirect material interest.

A copy of the news release announcing the appointments of Mr. Hannan and Mr. Schultz to the Board is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

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Item 9.01 Financial Statements and Exhibits.

d) Exhibits

Exhibit Number	Description
99.1	News Release dated June 30, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODMAN GLOBAL, INC.

Date: June 30, 2006	By:	/s/ Ben D. Campbell
	Name:	Ben D. Campbell
	Title:	Executive Vice President, Secretary and General Counsel

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EXHIBIT INDEX

Exhibit Number	Description
99.1	News Release dated June 30, 2006.